SECTION 16 AND FORM 144
POWER OF ATTORNEY

February 20, 2026

With respect to holdings of and transactions in securities issued by
ServiceTitan, Inc. (the ?Company?), the undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned?s true and lawful attorney-in-fact to: execute for and on behalf of the undersigned, Schedules
13D and 13G in accordance with Section 13 of the Securities Exchange Act of
1934, as amended (the ?Exchange Act?), and the rules thereunder, and Forms 3,
4, and 5 in accordance with Section 16 of the Exchange Act and the rules thereunder, and Notices of Proposed Sale of Securities Pursuant to Rule 144
(?Form 144?), in accordance with the requirements of Rule 144 under the
Securities Act of 1933, as amended (the ?Securities Act?); and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3,
Form 4, Form 5, and Form 144, complete and execute any amendment or amendments thereto, and to timely file such Schedule 13D, Schedule 13G, Form 3, Form 4,
Form 5, and Form 144, as applicable, and any amendment thereto, with the United
States Securities and Exchange Commission and any stock exchange or similar
authority. 	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 13 and Section 16 of the Exchange Act, or Rule 144 under the Securities Act. This Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file any Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5, and Form 144 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
attorneys-in-fact. [Signature page follows] IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first set forth above. /s/ Ara Mahdessian Ara Mahdessian Schedule A INDIVIDUALS APPOINTED AS
ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION 1.	Dave
Sherry, Chief Financial Officer 2.	Michele O?Connor, Chief Accounting Officer
3.	Priscilla Vuong Famero, Director, Technical Accounting and External
Reporting 4.	Olive Huang, Chief Legal Officer 5. 	Travis Shrout, Deputy General
Counsel 6. 	Paige Smith, Director, Corporate Legal 7.	Mark Baer, Stock
Administration Manager 8. 	Chris Trombetta, Chief People Officer